                                                                    Exhibit 10.4

                                    SUBLEASE

                                 By and Between

                           PACSCI MOTION CONTROL, INC.

                                       and

                               NETWORK PLUS, INC.


                           Sublease Premises Known As
                              41 Pacella Park Drive
                          Randolph, Massachusetts 02368

                                TABLE OF CONTENTS

1.  Recitals and Capitalized Terms................................................................................     1
2.  Basic Sublease Provisions.....................................................................................     1
   2.1  Building..................................................................................................     1
   2.2  Sublease Premises.........................................................................................     1
   2.3  Utilities, Janitorial and Building Services...............................................................     1
   2.4  Sublease Term.............................................................................................     2
   2.5  Early Access to the Sublease Premises.....................................................................     2
   2.6  Rent Commencement Date....................................................................................     2
   2.7  Base Fixed Rent...........................................................................................     2
   2.8  Annual CPI Rental Adjustment..............................................................................     2
   2.9  Permitted Use.............................................................................................     2
   2.10  Late Charges.............................................................................................     2
   2.11  Acceptance of Sublease Premises..........................................................................     3
   2.12  Address for Payment of Rent and Notices..................................................................     4
   2.13  Parking..................................................................................................     4
   2.14  Brokers..................................................................................................     4
   2.15  Subtenant Improvements...................................................................................     4
   2.16  [Intentionally Omitted]..................................................................................     4
3.  Demise; Conditions............................................................................................     4
   3.1  Demise....................................................................................................     4
   3.2  Landlord's Written Consent................................................................................     5
   3.3  Compliance with Laws......................................................................................     5
4.  Master Lease..................................................................................................     5
   4.1  Incorporation By Reference; Assumption....................................................................     5
   4.2  Assumption of Master Lease Obligations....................................................................     5
   4.3  No Assumption by Sublandlord..............................................................................     5
   4.4  Performance Directly to Landlord..........................................................................     6
   4.5  Landlord Default; Consents................................................................................     6
   4.6  Termination of Master Lease...............................................................................     6
5.  Covenant Of Quiet Enjoyment...................................................................................     6
6.  Hazardous Substances..........................................................................................     6
7.  Indemnity.....................................................................................................     6
8.  Attorneys' Fees...............................................................................................     7
9.  No Encumbrance................................................................................................     7
10.  Assignment and Subletting....................................................................................     7
   10.1  Restriction on Assignment and Subletting.................................................................     7
   10.2  Determining Factors......................................................................................     7
   10.3  Consents.................................................................................................     8
   10.4  Profit Sharing...........................................................................................     8
11.  Alterations; Signs...........................................................................................     8
   11.1  Alterations and Improvements By Subtenant................................................................     8
   11.2  Signs....................................................................................................     9
   11.3  Disposition on Termination...............................................................................     9
12.  Removal of Personal Property.................................................................................     9
13.  Holding Over.................................................................................................     9


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

14.  Liens.......................................................................................................    10
15.  Maintenance and Repairs.....................................................................................    10
16.  Insurance...................................................................................................    10
17.  Events of Default...........................................................................................    10
18.  Estoppel Certificates.......................................................................................    10
   18.1  Obligation to Provide...................................................................................    10
   18.2  Failure to Provide......................................................................................    10
19.  Real Estate Brokers.........................................................................................    10
20.  Miscellaneous...............................................................................................    11
   20.1  Counterparts............................................................................................    11
   20.2  Construction............................................................................................    11
   20.3  Governing Law...........................................................................................    11
   20.4  Exhibits................................................................................................    11


EXHIBIT A     MASTER LEASE
EXHIBIT B     [INTENTIONALLY OMITTED]
EXHIBIT C     WORK LETTER AGREEMENT
EXHIBIT D     CONSENT OF LANDLORD

                                    SUBLEASE

                              41 Pacella Park Drive
                          Randolph, Massachusetts 02368


                  THIS SUBLEASE, dated as of October 22, 1999 is entered into by and between PACSCI MOTION CONTROL, INC., a Massachusetts corporation, successor-in-interest to Pacific Scientific Company ("Sublandlord") and NETWORK PLUS, INC., a Massachusetts corporation ("Subtenant").

                                    RECITALS

         A. North America Investors, Inc., a California corporation ("Original Landlord") and Sublandlord, as tenant, entered into a written lease dated December 16, 1994, a copy of which is attached hereto as EXHIBIT A ("Master Lease") covering premises described in the Master Lease.

         B. By deed dated August 7, 1998, North Queen Street Limited Partnership, a Massachusetts limited partnership ("Landlord") acquired the property described in the Master Lease and succeeded to the Original Landlord's interest as landlord under the Master Lease.

         C. Subtenant desires to sublet the entire premises described in the Master Lease from Sublandlord on the terms and conditions contained in this Sublease.

         NOW, THEREFORE, in consideration of the premises subleased to Subtenant hereunder and the mutual covenants and conditions herein contained, Sublandlord and Subtenant agree as follows:

1. Recitals and Capitalized Terms. All of the foregoing Recitals to this Sublease are true and correct and are hereby incorporated in and made a part of this Sublease to the same extent as if herein set forth in full. All capitalized terms not otherwise modified or defined herein shall have the same respective meanings ascribed to them in the Master Lease.

2. Basic Sublease Provisions.

         2.1      Building:  41 Pacella Park Drive
                             Randolph, Massachusetts

         2.2 Sublease Premises: Pursuant to the Master Lease, Sublandlord is leasing the Building consisting of approximately 80,000 square feet and the lot upon which the Building is located, all as more particularly described in the Master Lease (the "Master Premises"). Pursuant to this Sublease, Sublandlord hereby leases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Master Premises, as such is described in the Master Lease (the "Sublease Premises"). In the event of any discrepancy between the actual square footage of the Sublease Premises and the square footage set forth herein, this Paragraph
2.2 shall govern.

         2.3 Utilities, Janitorial and Building Services: Subtenant shall contract with the utility providers for service to the Sublease Premises and pay for such service directly.

Subtenant shall separately contract and pay for its own janitorial services. Sublandlord shall provide plowing and landscaping services at its own expense.

         2.4 Sublease Term: Commencing on March 1, 2000 (the "Commencement Date"), and ending, unless earlier terminated pursuant to the terms hereof, on February 28, 2005.

         2.5 Early Access to the Sublease Premises. Upon (i) mutual execution of this Sublease and (ii) Landlord's execution of the Consent of Landlord (as such requirement is set forth in Section 3.2 herein), Subtenant and its agents shall be permitted to enter the Sublease Premises for the purpose of performing the Subtenant Improvements and installing furniture, fixtures, telephones and other equipment related to Subtenant's use of the Sublease Premises. From such entry date until the Commencement Date (the "Early Access Period") Subtenant shall have no obligation to pay Base Fixed Rent. All other terms of this Sublease, however, shall be in effect during the Early Access Period.

         2.6 Rent Commencement Date: April 1, 2001.

         2.7 Base Fixed Rent: The annual Base Fixed Rent shall be $800,000 based on an annual lease rate of $10.00 per square foot, which shall be paid by Subtenant in equal monthly installments of 1/12th of the annual Base Fixed Rent or $66,666.66. All rent installments must be paid without demand, deduction, set-off or counter claim, in advance, on the first day of each calendar month during the Sublease Term, and in the event of a partial rental month, rent installments will be prorated on the basis of a thirty (30) day month. Notwithstanding the foregoing, Base Fixed Rent will be abated for thirteen (13) months from the Commencement Date. Monthly payments hereunder will commence on April 1, 2001. Such abatement will be conditioned upon the performance by Subtenant of all of its obligations under this Sublease. If a material default by Subtenant under this Sublease, or under the Master Lease as incorporated herein, occurs at any time during the Sublease Term and causes Sublandlord to incur obligations which it would not otherwise have under the Sublease or Master Lease but for such default, all amounts abated hereunder, in addition to all other amounts payable to Sublandlord, will be due and payable to Sublandlord as a result of such default. The foregoing rental abatement will apply to Base Fixed Rent only. Any additional charges and monetary obligations of Subtenant under this Sublease will be payable commencing on the Commencement Date, provided that such adjustment will not alter the terms of such abatement.

         2.8 Annual CPI Rental Adjustment: Base Fixed Rent shall be adjusted annually on the anniversary of the Sublease Term Commencement Date in accordance with the formula for adjustment of fixed rent as set forth in Section 4.2 of the Master Lease. Such adjustment will occur on the first anniversary of the Sublease Term Commencement Date notwithstanding the rental abatement set forth in Section 2.7, above, provided that such adjustment will not alter the terms of such abatement.

         2.9 Permitted Use: Any use permitted by the Master Lease.

         2.10 Late Charges: The parties agree that late payments by Subtenant to Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of

Basic Monthly Rent is not received by Sublandlord within 10 days after due, Subtenant will pay to Sublandlord a late charge equal to 5% of the late payment. Interest on any amounts payable by Subtenant under this Sublease shall accrue at the rate of 12% per annum from the date delinquent until paid in full.

         2.11 Acceptance of Sublease Premises: Subtenant agrees to accept the Sublease Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Sublease Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Sublease Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

                           (i) the present or future suitability of the Sublease
                  Premises for the conduct of Subtenant's business;

                           (ii) the physical condition of the Sublease Premises;

                           (iii) the expenses of operation of the Sublease
                  Premises;

                           (iv) the safety of the Sublease Premises, whether for
                  the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

                           (v) the compliance of the Sublease Premises with any
                  applicable laws, regulations or ordinances; or

                           (vi) any other matter or thing affecting or related
                  to the Sublease Premises.

                  Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant will, prior to delivery of possession of the Sublease Premises, inspect the Sublease Premises and become thoroughly acquainted with their condition. Subtenant acknowledges that the taking of possession of the Sublease Premises by Subtenant will be conclusive evidence that the Sublease Premises were in good and satisfactory condition at the time such possession was taken. Subtenant specifically agrees that, except as specifically provided by laws in force as of the date hereof, Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Sublease Premises and/or the fitness of the Building and the Sublease Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Sublease Premises, Subtenant will indemnify and defend Sublandlord (in accordance with Paragraph 7 hereof) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Sublease Premises to any sub-subtenant or assignee of Subtenant. Subtenant will comply with all laws and regulations relating to the use or occupancy of the Sublease Premises, including, without limitation, making structural alterations or providing auxiliary aids and services to the Sublease Premises as required by the Americans with Disabilities Act of 1990, 42

U.S.C. Section 12101 et seq. (the "ADA"). Subtenant will be solely responsible for all of its telephone and communication installation and usage costs.

         2.12 Address for Payment of Rent and Notices: All payments of rent due from Subtenant to Sublandlord under this Sublease shall be made payable to Sublandlord and sent to Sublandlord at the address for Sublandlord set forth below. All notices hereunder shall be sent in the manner provided in the Master Lease to each of the parties at the following addresses:

         Sublandlord:                          Subtenant:

         Pacific Scientific Company            Network Plus, Inc.
         110 Fordham Road                      41 Pacella Park Drive
         Wilmington, MA 02116                  Randolph, MA 02368
         Attn:  Ken Owens                      Attn:  Mr. Robert Hale, Jr. and
         Tel:  (978) 988-9800                         James J. Crowley
                                               Tel:  (617) 786-4000

         Landlord:                             with a copy to:

         North Queen Street Limited            Network Plus, Inc.
         Partnership                           234 Copeland Street
         c/o Conroy Development                Quincy, MA 02110
         Group, Inc.                           Attn:  Mr. Robert Hale, Jr. and
         26 Dartmouth Street                          James J. Crowley
         Westwood, MA 02116                    Tel:  (617) 786-4000
         Attn:  Terrence Conroy
         Tel:  (781) 821-0050

         2.13 Parking: Subtenant shall have the same parking rights that Sublandlord has under the Master Lease.

         2.14 Brokers: As consideration for the efforts of Binswanger ("Broker") in procuring this Sublease, Sublandlord agrees to pay Binswanger a commission as set forth in that certain agreement dated June 23, 1998 by and between Binswanger and Sublandlord. As provided in Section 19 below, the Broker shall pay the cooperating broker, The Conrad Group.

         2.15 Subtenant Improvements: Subtenant shall construct space improvements ("Subtenant Improvements") as set forth in the Work Letter Agreement (the "Work Letter") attached hereto as EXHIBIT C.

         2.16 [Intentionally Omitted].

3. Demise; Conditions.

         3.1 Demise. Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Sublease Premises for the Sublease Term, subject to the terms, covenants and conditions set forth herein. Subtenant covenants that, as a material part of the consideration for this Sublease, it shall keep and perform each and all of such terms, covenants and conditions by it to be kept and performed, and that this Sublease is made upon the condition of such performance. Subtenant acknowledges that Sublandlord's obligation to perform services, provide utilities, make repairs and carry insurance shall be satisfied only to the extent that the Landlord under the Master Lease satisfies those same obligations.

         3.2 Landlord's Written Consent. This Sublease is expressly conditioned upon Landlord's execution of a written consent to this Sublease, and satisfaction of any conditions Landlord may impose upon Subtenant as a condition to this Sublease. The parties hereto further agree that this Sublease shall not become effective unless and until the Landlord has confirmed its written consent to this Sublease by executing the Consent of Landlord which is attached hereto as EXHIBIT D. Sublandlord covenants and agrees to diligently pursue Landlord's consent to the Sublease, and Subtenant agrees to cooperate with Sublandlord as may be required in connection therewith.

         3.3 Compliance with Laws. At its own expense, Subtenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Sublease Premises.

4. Master Lease.

         4.1 Incorporation By Reference; Assumption. All of the Sections of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except for the following: the last paragraph of Section 2.2, Section 2.4, the last paragraph of Section 3.1 and Section 5.1. Subject to Paragraph 4.3 below, and where applicable, references in the Master Lease to "Landlord" will mean Sublandlord and to "Tenant" will mean Subtenant; provided, however, that such provisions of the Master Lease as are by their nature or purport inapplicable or inappropriate to the subleasing of the Sublease premises pursuant to this Sublease, or are inconsistent with or modified by or expressly excluded by any of the provisions of this Sublease, shall not apply with respect to the Sublease Premises.

         4.2 Assumption of Master Lease Obligations. Except as set forth herein, Subtenant will assume and perform to Sublandlord the tenant's obligations under the Master Lease during the Sublease Term to the extent such obligations are applicable to the Sublease Premises and have been incorporated by reference and made a part hereof, as and when required in accordance with the terms and conditions of this Sublease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease; provided that nothing herein shall be deemed to require Subtenant to make rent payments due from Sublandlord, as tenant, to landlord under the Master Lease, except as may be specifically provided herein. Except as otherwise limited herein, Subtenant shall have the benefit of all of Sublandlord's rights, as tenant in and to the Master Lease with respect to the Sublease Premises, in accordance with the terms of the Master Lease.

         4.3 No Assumption by Sublandlord. Sublandlord does not assume the obligations of the Landlord under the Master Lease. With respect to the performance by Landlord of its obligations under the Master Lease, Sublandlord's sole obligation with respect thereto will be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Landlord; provided, however, Sublandlord will have no obligation to institute legal action against Landlord. Sublandlord covenants and agrees not to do or permit anything to be done which would cause the Master Lease to be terminated during the term of this Sublease.

         4.4 Performance Directly to Landlord. At any time and on reasonable prior written notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Landlord, in which event Subtenant will send to Sublandlord from time to time copies of all notices and other communications it sends to and receives from Landlord.

         4.5 Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Landlord under the Master Lease, and (b) whenever the consent or approval of Sublandlord and Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord will be subject to the consent or approval of Landlord, and (ii) should Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord will be released from any obligation to grant its consent or approval.

         4.6 Termination of Master Lease. If the Master Lease terminates under the specific provisions under the Master Lease, this Sublease will terminate, unless the Landlord elects to accept this Sublease as a direct lease between Landlord and Subtenant, and the parties will be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or by Sublandlord under the Master Lease, the defaulting party will be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

5. Covenant Of Quiet Enjoyment. Sublandlord represents as of the date hereof and as of the Commencement Date that (i) the Master Lease is in full force and effect, (ii) the Master Lease has not been modified or amended, and (iii) there are no defaults on Sublandlord's part (or, to Sublandlord's actual knowledge, on Landlord's part) under it as of the Commencement Date. Subject to this Sublease terminating in the event the Master Lease is terminated, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant will have and enjoy throughout the Sublease Term the quiet and undisturbed possession of the Sublease Premises. Sublandlord will have the right to enter the Sublease Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Sublease Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and permitting Sublandlord to perform its obligations under this Sublease and the Master Lease. For purposes of this Section 5, Sublandlord's actual knowledge shall be limited to the actual knowledge of Kenneth M. Owens, without investigation or inquiry.

6. Hazardous Substances. As provided in Section 9.3 of the Master Lease.

7. Indemnity. Subtenant's indemnification of Sublandlord shall be governed by the provisions of Section 9.5 of the Lease.

8. Attorneys' Fees. If there is any legal action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of the judgment.

9. No Encumbrance. Subtenant will not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Sublease Premises.

10. Assignment and Subletting.

         10.1 Restriction on Assignment and Subletting. Subtenant will not voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein and will not sublet the Sublease Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent will not be unreasonably withheld or delayed. The transfer of more than a fifty percent (50%) partnership interest in Subtenant, if Subtenant is a partnership, or more than fifty percent (50%) of the stock of Subtenant, if Subtenant is a corporation, or more than a fifty percent (50%) membership interest in Subtenant, if Subtenant is an LLC, in any single transaction will be deemed to be an assignment for purposes of this Paragraph 10.1, provided that for so long as equity interests in Subtenant are traded on a public stock exchange, such transfer shall not be deemed an assignment within the meaning of this Section 10.1.

         10.2 Determining Factors. In determining whether or not to consent to a proposed assignment or subletting, Sublandlord may consider the following factors, among others, all of which are deemed reasonable:

                  (a) whether the proposed sublessee or assignee has a net worth equal to or greater than Subtenant;

                  (b) whether the proposed use of the Sublease Premises by the proposed sublessee or assignee is consistent with the Permitted Use set forth in Paragraph 2.9;

                  (c) whether the experience and business reputation of the proposed sublessee or assignee is equal to or greater than Subtenant;

                  (d) whether Sublandlord's consent will result in a breach of the Master Lease or any other lease or agreement to which Sublandlord is a party affecting the Building or Sublease Premises; and

                  (e) whether the Landlord has consented in writing to the proposed assignment or subletting, if the Landlord's consent is required.

         10.3 Consents. Any attempted assignment or subletting, without Sublandlord's consent will be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease, will relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person will not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment will not be deemed to constitute consent to any subsequent attempted subletting or assignment.

         10.4 Profit Sharing.

                  (a) Within thirty (30) days following the date received by Subtenant from any assignee or sublessee, Subtenant will pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by the assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Landlord under the Master Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by the assignee or sublessee to Subtenant throughout the Sublease Term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. If Subtenant receives a lump sum payment in connection with an assignment, the amount of the payment will be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Master Lease and Sublease.

                  (b) Notwithstanding the provisions set forth in subparagraph
         (a) above, Subtenant will not be obligated to pay Sublandlord any portion of appreciated rents until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Sublease Premises to any third party broker or for improvements to the Sublease Premises. Any costs to be deducted from appreciated rents will be submitted to Sublandlord and will be subject to Sublandlord's reasonable approval.

                  (c) The profit-sharing provision set forth in subparagraph (a) above is a freely negotiated agreement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant will survive the expiration of the Sublease Term.

11. Alterations; Signs.

         11.1 Alterations and Improvements By Subtenant. Subtenant will not make any alterations, additions or improvements to the Sublease Premises ("Alterations") without obtaining the prior written consent of Landlord, if required, in accordance with the Master Lease. The term "Alterations" includes any alterations, additions or improvements made by Subtenant to comply with the ADA as required by Paragraph 2.11 above. All Alterations must be constructed (i) in a good and workmanlike manner, (ii) in conformance with all relevant codes, regulations and ordinances and (iii) only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies. Except as may be provided in the Work Letter, all Alterations will be made at Subtenant's sole cost (including all costs relating to the removal of asbestos, if any, in connection with the Alterations) and diligently prosecuted to completion.

         11.2 Signs. Subtenant shall have the right to all of the signage allowed by applicable municipal signage rules and restrictions at the Master Premises. All such approved signs shall strictly conform to all legal requirements and shall be installed at Subtenant's sole expense (except as may be provided in the Work Letter). Subtenant shall remove its signage upon termination of this Sublease. Subtenant shall maintain such signs in good condition and repair. If Subtenant fails to remove such signs upon the expiration or earlier termination of this Sublease, and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense, which expense, together with interest thereon at the rate for late payments set forth in Paragraph 2.10 shall be paid by Subtenant to Sublandlord upon demand.

         11.3 Disposition on Termination. Upon the expiration of the Sublease Term or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Sublease Premises any or all of the Alterations as Sublandlord may determine at the time it grants its approval of such Alterations (except personal property as provided in Paragraph 12 below), which Alterations will become the property of Sublandlord, or (ii) promptly remove any or all of the Alterations designated by Sublandlord to be removed, in which case Subtenant must, at Subtenant's sole cost, repair and restore the Sublease Premises to their condition as of the Commencement Date, reasonable wear and tear excepted.

12. Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Sublease Premises will be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, must repair any damage to the Sublease Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of Subtenant's personal property at the expiration of the Sublease Term or sooner termination of this Sublease, in which event the removal will be done at Subtenant's expense and Subtenant, prior to the end of the Sublease Term or upon sooner termination of this Sublease, will repair any damage to the Sublease Premises caused by its removal.

13. Holding Over. If Subtenant holds over after the expiration of the Sublease Term or earlier termination of this Sublease, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant will become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent (150%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Sublease Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (ii) Subtenant will indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees (including the allocated costs of Sublandlord's in-house attorneys) incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Sublease Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

14. Liens. Subtenant will keep the Sublease Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. If a lien is filed, Subtenant will discharge the lien or post a bond within ten (10) days after receiving a request from Sublandlord or Landlord to do so. Sublandlord has the right to post and keep posted on the Sublease Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Sublease Premises and the Building from such liens.

15. Maintenance and Repairs. At all times during the Sublease Term, Subtenant, at its sole cost, will maintain the Sublease Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the Sublease Term, Subtenant will surrender the Subleased Premises in the condition the Sublease Premises were in on the Commencement Date, reasonable wear and tear excepted. Subtenant will be responsible for all repairs required to be performed by the Tenant under the Lease.

16. Insurance. At all times during the Sublease Term, Subtenant will, at its sole cost, procure and maintain at a minimum the insurance coverage set forth in
Section 6 of the Master Lease, and shall name Sublandlord as an additional insured in each instance where Landlord is so named. Subtenant shall provide copies of any policies and/or certificates of insurance to Sublandlord where such is required of Tenant under the Master Lease.

17. Events of Default. As provided in Section 11 of the Master Lease.

18. Estoppel Certificates.

         18.1 Obligation to Provide. Subtenant will comply with the provisions of Section 9.10 of the Master Lease relating to provision estoppel certificates.

         18.2 Failure to Provide. At Sublandlord's option, Subtenant's failure to deliver a statement within the time required by Paragraph 18.1 above, will be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Landlord's performance under the Master Lease, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

19. Real Estate Brokers. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the Broker and to The Conrad Group, which will be paid by the Broker pursuant to an agreement between the Broker and The Conrad Group. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorneys' fees) which the other party may incur as the result of any breach of this Paragraph 19.

20. Miscellaneous.

         20.1 Counterparts. This Sublease may be executed in one (1) or more counterparts, and all of the counterparts shall constitute but one and the same agreement, notwithstanding that all parties hereto are not signatory to the same or original counterpart.

         20.2 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Sublease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Sublease or any amendment or exhibits hereto.

         20.3 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as the same may exist from time to time.

         20.4 Exhibits. All exhibits and any schedules or riders attached to this Sublease are incorporated herein by this reference and made a part hereof, and any reference in the body of the Sublease or in the exhibits, schedules or riders to the Sublease shall mean this Sublease, together with all exhibits, schedules and riders.


                            (Signature page follows)

                  IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                    SUBLANDLORD

                                    PACSCI MOTION CONTROL, INC., a
                                    Massachusetts corporation

                                    By:  /s/ David A. Burnworth

                                    Name:  David A. Burnworth
                                    Title:  VP, Treasurer

                                    By:
                                    Name:
                                    Title:

                                    SUBTENANT

                                    NETWORK PLUS, INC., a Massachusetts
                                    corporation

                                    By:  /s/ Robert T. Hale

                                    Name:  Robert T. Hale
                                    Title:  Chairman

                                    By:
                                    Name:
                                    Title:

                                    EXHIBIT A

                                  Master Lease

                                                                       EXHIBIT A


                                      Lease

                                 by and between

                          NORTH AMERICA INVESTORS, INC.

                                    Landlord

                                       and

                           PACIFIC SCIENTIFIC COMPANY

                                     Tenant

                                      Dated

                                December 16, 1994


                                   Premises at

                              41 Pacella Park Drive

                             Randolph, Massachusetts

                                Table of Contents

SECTION 1             Lease.......................................................................................     1
   Section 1.1.       Reference Information.......................................................................     1
   Section 1.2.       Exhibits....................................................................................     1
SECTION 2             Premises and Term...........................................................................     2
   Section 2.1.       Premises....................................................................................     2
   Section 2.2.       Term........................................................................................     2
   Section 2.3.       Option to Terminate Lease...................................................................     2
   Section 2.4.       Option to Extend Term.......................................................................     3
SECTION 3             Condition of Premises.......................................................................     3
   Section 3.1.       Condition of Premises.......................................................................     3
SECTION 4             Fixed Rent..................................................................................     3
   Section 4.1.       The Fixed Rent..............................................................................     3
   Section 4.2.       Adjustment of Fixed Rent....................................................................     3
SECTION 5             Real Estate and Other Taxes.................................................................     4
   Section 5.1.       Real Estate Taxes...........................................................................     4
SECTION 6             Insurance...................................................................................     5
   Section 6.1.       Tenant's Insurance..........................................................................     5
   Section 6.2.       Requirements Applicable to Insurance Policies...............................................     5
   Section 6.3.       Waiver of Subrogation.......................................................................     6
SECTION 7             Utilities...................................................................................     6
   Section 7.1.       Utilities...................................................................................     6
SECTION 8             Intentionally deleted.......................................................................     6
SECTION 9             Tenant's Covenants..........................................................................     6
   Section 9.1.       Use.........................................................................................     6
   Section 9.2.       Repair and Maintenance......................................................................     6
   Section 9.3.       Compliance with Law and Insurance Requirements..............................................     7
   Section 9.4.       Alterations; Tenant's Work..................................................................     7
   Section 9.5.       Indemnity...................................................................................     8
   Section 9.6.       Landlord's Right to Enter...................................................................     8
   Section 9.7.       Personal Property at Tenant's Risk..........................................................     9
   Section 9.8.       Payment of Landlord's Cost of Enforcement...................................................     9
   Section 9.9.       Yield Up....................................................................................     9
   Section 9.10.      Estoppel Certificate........................................................................     9
   Section 9.11.      Intentionally deleted.......................................................................     9
   Section 9.12.      Rules and Regulations; Park Restrictions....................................................    10
   Section 9.13.      Holding Over................................................................................    10
   Section 9.14.      Assignment and Subletting...................................................................    10
   Section 9.15.      Overloading and Nuisance....................................................................    10
SECTION 10            Casualty or Taking..........................................................................    10
   Section 10.1.      Termination.................................................................................    10
   Section 10.2.      Restoration.................................................................................    11
   Section 10.3.      Award.......................................................................................    11
SECTION 11            Default.....................................................................................    11
   Section 11.1.      Events of Default...........................................................................    11
   Section 11.2.      Remedies....................................................................................    12

   Section 11.3.      Remedies Cumulative.........................................................................    13
   Section 11.4.      Landlord's Right to Cure Defaults...........................................................    13
   Section 11.5.      Effect of Waivers of Default................................................................    13
   Section 11.6.      No Accord and Satisfaction..................................................................    13
   Section 11.7.      Late Charge.................................................................................    14
SECTION 12            Mortgages...................................................................................    14
   Section 12.1.      Rights of Mortgage Holders..................................................................    14
   Section 12.2.      Superiority of Lease; Option to Subordinate.................................................    14
SECTION 13            Miscellaneous Provisions....................................................................    15
   Section 13.1.      Notices from One Party to the Other.........................................................    15
   Section 13.2.      Quiet Enjoyment.............................................................................    15
   Section 13.3.      Lease Not to be Recorded; Notice of Lease...................................................    15
   Section 13.4.      Bind and Inure; Limitation of Landlord's Liability..........................................    15
   Section 13.5.      Acts of God.................................................................................    15
   Section 13.6.      Landlord's Default..........................................................................    15
   Section 13.7.      Miscellaneous...............................................................................    16

                                      LEASE

                                    SECTION 1

         Section 1.1. Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

         Date of this Lease:  December 16, 1994

         Premises: The building (the "Building") and the lot (the "Lot") shown on Exhibit A, situated at 41 Pacella Park Drive, Randolph, Massachusetts.

         Landlord:  North America Investors, Inc., a California corporation

         Address of Landlord:           Suite 2800
                                        1999 Avenue of the Stars
                                        Los Angeles, CA 90067

         Tenant:  Pacific Scientific Company, a California corporation

         Address of Tenant:             Suite 700
                                        620 Newport Center Drive
                                        Newport Beach, CA 92660

         Term Commencement Date:  February 1.  1995

         Building Square Footage:  Approximately 80,000 square feet.

         Annual Fixed Rental Rate:      $720,000 per annum, subject to
                                        adjustment an provided in Section 4.2

         Permitted Uses:  Office, warehouse and light manufacturing

         Commercial General Liability Insurance Limit:

               Bodily Injury and Property   Combined single limit of $3,000,000,
               Damage:                      or greater amount as reasonably
                                            required by Landlord from time
                                            to time and which shall be
                                            customary with respect to similar
                                            buildings located in the vicinity of
                                            the Premises.

         Signs: Tenant shall be permitted to install signs on the Premises, provided that any signs installed by Tenant shall be in compliance with all laws, rules, regulations and ordinances applicable to the Premises and with the Randolph Industrial Park Restrictions.

         Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:

                  Exhibit A:        Plan of Premises

                  Exhibit B:        Randolph Industrial Park Restrictions

                                   SECTION 2

                                Premises and Term

         Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

         Section 2.2. Term. TO HAVE AND TO HOLD for an original term beginning on the Term Commencement Date and continuing until the last day of the month in which the fifteenth (15th) anniversary of the Term Commencement Date shall occur, subject to Sections 2.3 and 2.4, unless sooner terminated as hereinafter provided.

         Beginning January 2, 1995 to the Term Commencement Date, Tenant shall be entitled to (a) use five offices and five office cubicles in the area so designated on Exhibit A and (b) have access to the balance of the Premises for the purpose of planning construction of its improvements, including, without limitation, taking measurements and making inspections to facilitate the preparation of construction drawings and obtaining permits.

         Tenant agrees to sublet to Johnson & Johnson Professional, Inc. ("J&J") the areas designated on Exhibit A (the "Subleased Premises"), and Landlord hereby consents to Tenant's subletting the Subleased Premises to J&J. As a condition precedent in the effectiveness of the Lease, Tenant and J&J shall enter into a separate sublease which shall be subject to and incorporate all of the terms of this Lease, to the extent applicable, and include the following basic terms: The term of such sublease shall commence on the Term Commencement Date and shall expire (a) with respect to the approximately 10,000 square feet of open space shown on Exhibit A, on April 15, 1995 or such earlier date as J&J shall determine, (b) with respect to the balance of the portion of the Premises to be subleased to J&J (excluding the approximately 4,000 square foot clean room), on May 15, 1995 or such earlier date as J&J shall determine and (c) with respect to such 4,000 square foot clean room, on July 15, 1995 or such earlier date as J&J shall determine. J&J shall pay rent at the rate of $1.50 per square foot per annum for the office and the open space and at the rate of $2.00 per square foot for the clean room. Such rent shall include all utilities, taxes and insurance. J&J shall provide commercial general liability insurance in the form required under this Lease, naming Landlord and Tenant as additional insureds, with limits of at least $1,000,000.

         Section 2.3. Option to Terminate Lease. Tenant may terminate this Lease effective as of the last day of the month in which the tenth (l0th) anniversary of the Term Commencement Date shall occur provided (a) no default in the obligations of Tenant under this Lease shall exist at the time Tenant shall give notice of its election to so terminate this Lease, (b) Tenant shall not have exercised its option to extend the term pursuant to Section 2.4 and (c) Tenant shall give notice to Landlord of its election to so terminate this Lease prior to the ninth (9th) anniversary of the Term Commencement Date.

         Section 2.4. Option to Extend Term. In the event Tenant shall construct improvements in the Premises after the fifth (5th) anniversary of the Term Commencement Date having an aggregate cost (for all such improvements constructed at substantially the same time) in excess of $500,000, Tenant shall have a single option to extend the term of this Lease so that the term of this Lease shall expire on the last day of the month in which the tenth (l0th) anniversary of the date of substantial completion of such improvements shall occur ("Extension Term"), provided (a) no default in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (b) Tenant shall give notice to Landlord of its exercise of such option not later than one
(1) month after the date of substantial completion of such improvements (which date shall be specified in such notice) and in any event not less than one (1) year prior to expiration of the original term. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that Tenant shall have no further option to extend the term of this Lease.

                                   SECTION 3

                              Condition of Premises

         Section 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "as is" condition. Landlord shall have no obligation to perform any work or construction. If Tenant shall desire to perform any work or construction, the same shall be done only in accordance with this Lease.

         Landlord shall provide Tenant with a report from Dacon Construction Company with respect to the physical condition of the Premises. If such report shall indicate any material defect in the Premises, Tenant may terminate this Lease by notice to Landlord within five (5) business days after delivery of such report to Tenant.

                                   SECTION 4

                                   Fixed Rent

         Section 4.1. The Fixed Rent. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rental Rate set forth in Section 1, in equal installments equal to 1/12th of the Annual Fixed Rental Rate in advance on the first day of each calendar month included in the term, and for any portion of a calendar month at the beginning or end of the term, at that rate payable in advance for such portion.

         Section 4.2. Adjustment of Fixed Rent. The Annual Fixed Rent shall be adjusted (hereinafter referred to as the "Adjustment") as of the fifth (5th) anniversary of the Term Commencement Date and thereafter annually effective as of each anniversary of the Term Commencement Date (each, an "Adjustment Date"), to reflect any increase in the cost of living based upon the Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Massachusetts, all items - Series A (1982-84 = 100) (hereinafter referred to as the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor. The Adjustment shall be calculated by multiplying the Annual Fixed Rent in effect on the Term Commencement Date by a fraction, the numerator of which shall be the Index number last published prior to such Adjustment Date and the denominator which shall be the corresponding Index number last published prior to the Term Commencement Date. If the Adjustment would result in the Annual Fixed Rent in any year being less than the prior year, the Adjustment shall not be made, and in no event shall the Adjustment result in the Annual Fixed Rent exceeding the original Annual Fixed Rent increased 5% per year, compounded annually, from the Term Commencement Date to the applicable Adjustment Date. In the event the publication of the Index shall be discontinued for the City of Boston, there shall be made in the method of calculation herein provided such revisions as the circumstances may require to carry out the intent of this paragraph, and any dispute between the parties as to the making of such revisions shall be determined by arbitration.

                                   SECTION 5

                           Real Estate and Other Taxes

         Section 5.1. Real Estate Taxes. As Additional Rent, Tenant shall pay to Landlord (or directly to the taxing authority, as Landlord shall direct from time to time) Tenant's Proportionate Fraction of all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof, imposed or levied upon or assessed against the Lot or Building or any rent (collectively "taxes and assessments" or if singular "tax or assessment").

         If Landlord shall elect to pay betterment assessments over any period permitted by law, only the installments thereof (and interest thereon) becoming due during the term shall be payable by Tenant hereunder.

         All payments shall be made by Tenant within ten (10) days prior to the due date after receipt of Landlord's invoice therefor or prior to the due date if taxes and assessments are to be paid by Tenant directly to the taxing authority.

         Nothing herein shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or Lot or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant, provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot were the only property of Landlord.

                                   SECTION 6

                                    Insurance

         Section 6.1. Tenant's Insurance. Tenant shall, as Additional Rent, commencing with its first entry into the Premises and thereafter until the end of the Term, maintain the following insurance:

                  (a) Commercial general liability insurance for any injury to person or property occurring on the Premises, naming as additional insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1, and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord; and are customary with respect to similar buildings located in the vicinity of the Premises;

                  (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises;

                  (c) All risk property insurance, and builders risk insurance during periods of construction, on a replacement value, agreed amount basis, with an increased cost of construction endorsement, together with rental lose coverage insuring Landlord in the amount of one year's Annual Fixed Rental and additional rent, and, if Landlord so elects, flood coverage to the extent the same is available, insuring the Building and its rental value; and

                  (d) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as Landlord shall specify and are customary with respect to similar buildings located in the vicinity of the Premises and insurance against such other hazards and in such amounts as may from time to time be required by Landlord or any bank, insurance company or other lending institution holding a mortgage on the Building.

         The insurance provided pursuant to clauses (c) and (d) above shall name Landlord and Landlord's mortgagees as loss payees as their respective interests may appear, and, if requested by any of Landlord's mortgagees, shall include a mortgagee loss payable endorsement in form satisfactory to such mortgagees. Tenant shall have no right to the proceeds of any such insurance or to participate in the settlement of any claims thereunder. Without limiting the foregoing, Tenant shall promptly comply with all requests of Landlord in connection with the negotiation and settlement of any claim under the insurance provided pursuant to clauses (c) and (d) above, and Tenant shall endorse to Landlord any check representing proceeds of such insurance promptly upon Landlord's request.

         Section 6.2. Requirements Applicable to Insurance Policies. All policies of insurance required under the provisions of Section 6.1 shall be reasonably acceptable to Landlord and obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance prior to the earlier of the time it shall first enter the Premises or the beginning of the Term hereof and of each renewal policy at least fifteen
(15) days prior to the expiration of the policy it renews. Each such policy shall be noncancelable with respect to the interest of Landlord and such mortgagee without at least thirty (30) days' prior written notice thereto. On Landlord's request from time to time, Tenant shall also provide Landlord with copies of each such policy.

         Section 6.3. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                                   SECTION 7

                                    Utilities

         Section 7.1. Utilities. Tenant shall promptly pay all charges for water, sewer, gas, electricity and other utilities or services used or consumed in the Building, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises, unless such interruption or failure is the result of Landlord's negligence or misconduct.

                                   SECTION 8

                             Intentionally deleted.

                                   SECTION 9

                               Tenant's Covenants

         Section 9.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

         Section 9.2. Repair and Maintenance. Except as otherwise provided in
Section 10, Tenant shall keep all structural and non-structural portions of the Premises, including all plumbing, electrical, heating, air conditioning and other systems (collectively, the "Systems") therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Term Commencement Date or may be put in during the term, reasonable use and wear only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises and shall arrange for and be responsible for all of the costs or a trash and rubbish removal service in connection with Tenant's use of the Premises.

         Section 9.3. Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises. Tenant shall not generate, store or dispose of hazardous substances (as defined below) in or on the Premises or dispose of hazardous substances from the Premises to any other location without prior written notice to Landlord and in any event only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulations adopted pursuant to said Act.

         Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

         Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section.

         Tenant shall comply promptly with the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

         Section 9.4. Alterations; Tenant's Work. (a) Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, the cost of which shall exceed $50,000 in the aggregate in any calendar year without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                  (b) Landlord acknowledges that Tenant may desire to expand the Premises during the term of this Lease. Tenant shall obtain Landlord's prior consent to any expansion of the Premises, which consent will not be unreasonably withheld or delayed, provided that if Landlord shall fail to respond to any requested consent within twenty (20) business days after a request therefor, Landlord's consent shall be deemed given with respect to the request.

                  (c) The expansion referred to in clause (b) above and any work requiring Landlord's approval under clause (a) above shall be performed only in accordance with plans and specifications therefor approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work (whether or not requiring Landlord's approval) on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work requiring Landlord's approval only contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and, whether or not such work shall require Landlord's approval, shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in
Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work (whether or not requiring Landlord's approval). Landlord may inspect the work (whether or not requiring Landlord's approval) of Tenant at reasonable times and upon reasonable notice and give notice of observed defects.

         Section 9.5. Indemnity. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

         Section 9.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements as Landlord may be required to make under the terms of this Lease or may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

         Section 9.7. Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

         Section 9.8. Payment of Landlord's Cost of Enforcement. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 11.4.

         Section 9.9. Yield Up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant which required Landlord's approval but which have not been approved by Landlord as Landlord may request and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such installations or improvements made by Tenant as Landlord shall so request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease, ordinary wear and tear excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.9.

         Section 9.10. Estoppel Certificate. Upon not less than fifteen (15) business days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rental and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rental and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 9.10 may be relied upon by any prospective purchaser or mortgagee of the Building.

         Section 9.11. Intentionally deleted.

         Section 9.12. Rules and Regulations; Park Restrictions. Tenant shall comply with the Randolph Industrial Park Restrictions attached as Exhibit B and with such reasonable Rules and Regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Lot and Building.

         Section 9.13. Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord Annual Fixed Rent at 125% the monthly rate specified in Section 1 for the time Tenant thus remains in possession and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to increase the monthly rent as described in this Section, and instead to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

         Section 9.14. Assignment and Subletting. Except as provided in Section
2.2 of this Lease, Tenant shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Tenant's rights hereunder or sublease all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without Landlord's prior written approval, which approval shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except with prior written approval thereof from Landlord, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

         Section 9.15. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance.

                                   SECTION 10

                               Casualty or Taking

         Section 10.1. Termination. In the event that greater than twenty-five
(25) percent of the Building or the Lot shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking. In the event that the Premises shall be totally or partially destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall determine that it will require in excess of 180 days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty days after the Casualty or receipt of the written estimate of the time required to restore the Premises. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

         Section 10.2. Restoration. In the event of a Taking or a Casualty, if neither Landlord nor Tenant exercises the election to terminate provided in
Section 10.1, this Lease shall continue in force and a just proportion of the Fixed Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 10.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

         Section 10.3. Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained in this
Section 10.3 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking, any separate award from the condemning authority for the taking of personal property or fixtures of Tenant or for relocation or business interruption expenses recoverable by Tenant from the condemning authority, provided the same shall not reduce Landlord's award.

                                   SECTION 11

                                     Default

         Section 11.1. Events of Default. If:

                  (a) Tenant shall default in the performance of any of its obligations to pay the Fixed Rental, Additional Rent or any other sum payable hereunder and if such default shall continue for five (5) days after notice from Landlord designating such default;

                  (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or, if such default cannot be cured within such thirty (30) day period, Tenant thereafter shall fail to diligently pursue such correction to completion;

                  (c) if any assignment for the benefit of creditors shall be made by Tenant;

                  (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

                  (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten (10) days thereafter;

                  (f) if a petition is filed by Tenant for liquidation, or for reorganization or an Arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

                  (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and, those of any person claiming through or under Tenant at the expense and risk of Tenant, and if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         Section 11.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term, such excess to be discounted to present value at the then current Federal Reserve Bank discount rate. In calculating the rent reserved there shall be included, in addition to the Fixed Rental and Additional Rent, the cost of performing all obligations which Tenant has agreed to perform under this Lease during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Section 11.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

         Section 11.4. Landlord's Right to Cure Defaults. At any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

         Section 11.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

         Section 11.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rental, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

         Section 11.7. Late Charge. If Tenant fails to pay Fixed Rental, Additional Rent or any other sum payable by Tenant to Landlord within seven (7) days after Landlord shall give Tenant notice of non-payment thereof, Tenant shall, on demand, pay a late charge equal to five percent (5%) of the overdue amount.

                                   SECTION 12

                                    Mortgages

         Section 12.1. Rights of Mortgage Holders. No Fixed Rental, Additional Rent or any other charge shall be paid more than one (1) month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished.

         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

         Section 12.2. Superiority of Lease; Option to Subordinate. Unless Landlord exercises the option set forth below in this Section 12.2, this Lease shall be superior to and shall not be subordinate to any mortgage on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant, in form reasonably acceptable to Tenant by the terms of which such holder will agree to (a) recognize the rights of Tenant under this Lease, (b) perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title and (c) accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Premises at any foreclosure sale. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 12.2.

                                   SECTION 13

                            Miscellaneous Provisions

         Section 13.1. Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address by personal service, or as an alternate to personal service, by mailing the same by registered or certified mail, postage prepaid.

         Section 13.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

         Section 13.3. Lease Not to be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

         Section 13.4. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

         Section 13.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         Section 13.6. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default

Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

         Section 13.7. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease,

         WITNESS the execution hereof under seal as of the day and year first above written.


                                       Tenant:

                                       PACIFIC SCIENTIFIC COMPANY


                                       By:
                                          -------------------------------------
                                            Its


                                       Landlord:

                                       NORTH AMERICA INVESTORS, INC.


                                       By:
                                          -------------------------------------
                                            Its

                                    EXHIBIT A

                                                                     Doc #272135

                          Transfer Certificate of Title

                                                                       No. 79697
                                                                Book 399 Page 97

From Original    Certificate No. 79672,  Originally Registered March 2, 1966, in

Registration Book 399 Page 72 for the Registry District of Norfolk County.

This is to Certify that Codman & Shurtleff, Inc. a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having an usual place of business in Boston in the County of Suffolk and said Commonwealth,

of                in the County of            and Commonwealth of Massachusetts,

                  married to

                                                      is the owner in fee simple

of that certain parcel of land situate in RANDOLPH

in the County of Norfolk and said Commonwealth, bounded and described as follows:

Easterly by the Westerly line of Pacella Park Drive, seven hundred (700) feet;

Southerly by land now or formerly of Pacella Concrete Pipe Corporation, six hundred forty-nine and 29/100 (649.29) feet;

Westerly by lands now or formerly of said Pacella Concrete Pipe Corporation and of the Town of Randolph, five hundred forty-eight (548) feet; and

Northerly by land now or formerly of said Pacella Concrete Pipe Corporation, seven hundred twenty-one and 36/100 (721.36) feet.

         Said parcel is shown as lot numbered 7 on a plan drawn by Gale Engineering Company, Inc., Surveyors, dated February 14, 1966, as approved by the Land Court, filed in the Land Registration Office as No. 34183B, a copy of a portion of which is filed in Norfolk Registry District with Certificate No. 79697, Book 399.

         The above described land is subject to the restrictions as set forth in a grant made by Pacella Brothers Corporation to Henri R. Salaun et al, dated June 28, 1965, duly recorded in Book 4270, Page 617.

         The above described land is subject also to the terms of a Stipulation made by the Petitioners, William J. Brady and Ward Steel Company, filed with the papers in this case on December 9, 1965, a copy of which is filed with Decree No. 4864.

         The above described land is subject also to the restrictions as set forth in Document No. 272135, expiring on March 4, 1996.

         And it is further certified that said land is under the operation and provisions of Chapter 185 of the General Laws, and that the title of said Codman & Shurtleff, Inc. to said land is registered under said chapter, subject, however, to any of the encumbrances mentioned in Section forty-six of said Chapter, which may be subsisting, and subject also to as aforesaid.

         WITNESS, ELWOOD H. HETTRICK, Esquire, Judge of the Land Court, at Dedham, in said County of Norfolk, the fourth day of March in the year nineteen hundred and sixty-six, at 3 o'clock and 50 minutes in the afternoon.


         Attest, with the Seal of said Court,


                                              _________________________________
                                                     Assistant Recorder

                                    EXHIBIT B

                      RANDOLPH INDUSTRIAL PARK RESTRICTIONS

         1. No building or structure shall be erected maintained on said lot, or lots, contained herein, unless the elevation, plan and specifications, especially exterior material thereof, shall be approved in writing by Pacella Bros. Inc., or its successor or assigns, to said Randolph Industrial Park, which approval shall not be unreasonably withheld.

         2. The front side at least of all buildings or structures shall be brick faced, or faced with other materials of equal attractiveness, such other materials to be approved in writing by Pacella Bros. Inc., or its successor or assigns, which approval shall not be unreasonably withheld.

         3. Not more than fifty (50) per cent of the area of any lot shall be built upon and no building shall be erected within fifty (50) feet of street lines or within fifteen (15) feet of side or rear lot lines. For these purposes the term "building shall not include open loading platforms, outside stairs, or other projections.

         4. After substantial completion of any building or structure, or within a reasonable time thereafter, parking areas shall be properly and adequately paved, land frontage area of all buildings and structures shall be properly and adequately landscaped. The entire land area shall be properly and adequately drained to avoid adverse drainage or run-off on adjoining and such drainage shall be properly tied in so as to become an integral part of the Industrial Park drainage. All such paving and landscaping and drainage shall be subject to approval by Pacella Bros. Inc., its successor or assigns, which approval shall not be unreasonably withheld.

         5. All areas which have not been paved, and all areas other than frontage shall be attractively graded and seeded and maintained so as to be consistent with a garden type industrial park.

         6. Reasonable care shall be used to maintain the appearance of buildings and grounds.

         7. Each lot shall have facilities for loading, unloading and parking reasonably sufficient to service the building constructed thereon without using the adjacent streets for such activity.

         8. Pacella Bros. Inc. reserves the right at any time to make other restrictions on other parcels which it deems reasonable and necessary for the proper development and/or maintenance of said Industrial Park.

         9. No excavated material shall be removed from this Park by the purchaser or tenant of any parcel of this Park. The area in which such excavated material may be disposed of will be designated from time to time at the discretion of Pacella Bros. Inc., its successor or assigns.

         10. There shall be no open storage of material by any owner or tenant unless suitably screened from public view by green fencing.

                                    EXHIBIT B


                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                              WORK LETTER AGREEMENT

                  This Work Letter Agreement ("Work Letter"), is incorporated into and made a part of the Sublease dated October 18, 1999 ("Sublease") by and between PacSci Motion Control, Inc., ("Sublandlord") and Network Plus, Inc. ("Subtenant"). All capitalized terms used herein and not defined herein shall have the meaning given to them in the Sublease. Sublandlord and Subtenant agree as follows:

         1. General.

                  1.1 Definition of Subtenant Improvements. The term "Subtenant Improvements" shall mean all improvements shown in the Final Plans (hereinafter defined) and, to the extent specified in the Final Plans, all signage, partitions, built-ins, related cabinets, carpets and floor coverings, electrical, HVAC and plumbing work, ceiling plan and security plan. The "cost of the Subtenant Improvements" means the entire cost of the design and construction of the Subtenant Improvements including, without limitation, all fees and costs of any architect, engineer, or contractor and any other consultants, and all permit fees and other governmental costs and fees.

                  1.2 Subtenant to Construct. Subtenant shall construct the Subtenant Improvements pursuant to this Work Letter. Sublandlord shall provide the Subtenant Improvement Allowance as set forth in Section 5 of this Work Letter.

                  1.3 Commencement of Construction. Subtenant shall not commence construction of the Subtenant Improvements until the Early Access Period has commenced.

                  1.4 Landlord Consent. Subtenant covenants and agrees not to perform any construction activities at the Sublease Premises unless and until all approvals and consents required under the Lease have been obtained from Landlord. Subtenant shall indemnify, defend (by counsel acceptable to Sublandlord in its sole discretion), protect and hold Sublandlord harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees and litigation and court costs) arising out of or relating to any claim by Landlord, its successors or assigns, that the Subtenant Improvements were performed without Landlord consent or otherwise in a manner that violates the terms of the Lease.

         2. [Intentionally Omitted].

         3. [Intentionally Omitted].

         4. Review.

                  4.1 Landlord and Sublandlord Review Responsibilities. Subtenant understands and agrees that the review of all plans pursuant to the Master Lease and this Work Letter by Landlord and Sublandlord, respectively, is solely to protect the interests of Landlord and Sublandlord in the Building and the Sublease Premises and neither Landlord nor Sublandlord shall be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with applicable laws.

                  4.2 Inspections. Sublandlord shall have the right to enter and inspect the progress of construction at the Sublease Premises at any time during construction of the Subtenant Improvements upon reasonable advance notice and during normal business hours.

         5. Subtenant Improvement Allowance.

                  5.1 Amount. Sublandlord will pay on behalf of Subtenant an amount equal to:

                  Basic allowance in the form of a
                  12-month rent credit: ($10.00
                  psf/80,000 sq. ft.)                            $800,000.00
                  Cash Allowance, payable as outlined
                  in Section 6.2, below                          $475,000.00
                                                               -------------
                           Total:                              $1,275,000.00

("Subtenant Improvement Allowance"). The Subtenant Improvement Allowance shall be expendable for the costs of the design and construction of the Subtenant Improvements.

                  5.2 Cost Breakdown; Disbursement. Fifty percent (50%) of the Cash Allowance portion of the Subtenant Improvement Allowance shall be disbursed by Sublandlord when the Subtenant Improvements are fifty percent (50%) completed, as certified by Subtenant's architect. Sublandlord reserves the right to conduct its own inspection of the status of work completed prior to disbursing any funds.

                  The final fifty percent (50%) of the Cash Allowance portion of the Subtenant Improvement Allowance shall be disbursed by Sublandlord within thirty (30) days after all of the following have occurred: (i) Subtenant receives a certificate of occupancy for the Subleased Premises; and (ii) Sublandlord receives from Subtenant final lien releases signed by all contractors and subcontractors, pursuant to local custom.

                  5.3 Application. Subtenant shall pay the entire cost of the Subtenant Improvements in excess of the Subtenant Improvement Allowance.

         6. Presence of Hazardous Substances. In the event that at any time the Subleased Premises are determined to contain Hazardous Substances, Subtenant shall cease work and promptly notify Landlord and Sublandlord, who shall determine, pursuant to the terms of the Lease and Sublease, the procedure and cost allocation to remove, encapsulate, contain, or otherwise dispose of such Hazardous Substances.

         7. "As Built" Plans. Within thirty (30) days following completion of the Subtenant Improvements, Subtenant shall deliver to Sublandlord and Landlord a final set of "as built" plans which incorporate all changes to the Final Plans.

                                    EXHIBIT D

                               CONSENT OF LANDLORD

                              41 Pacella Park Drive
                          Randolph, Massachusetts 02368

         This Consent of Landlord (this "Consent") dated as of October 18, 1999 is entered into by and between North Queen Street Limited Partnership, a Massachusetts limited partnership ("Landlord") and PacSci Motion Control, Inc. ("Tenant") with reference to that certain Sublease dated as of October 18, 1999 ("Sublease") between Tenant and Network Plus, Inc., a Massachusetts corporation ("Subtenant").

                                 R E C I T A L S

         A. North America Investors, Inc., predecessor-in-interest to Landlord, and Tenant entered into a written lease dated December 16, 1994 ("Lease") for the premises described therein and commonly known as 41 Pacella Park Drive, Randolph, Massachusetts 02368 (the "Premises").

         B. Tenant desires to Sublease the Premises to Subtenant pursuant to the Sublease, and Landlord desires to consent to such subletting on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows:

         1. Consent. Landlord hereby consents to the subletting of the Premises to Subtenant and to Subtenant's proposed use of the Premises, and Landlord represents and warrants to Tenant and Subtenant that no other consents to the Sublease are required, including, without limitation, the consent of any lender on the Premises. Landlord further agrees that if the Master Lease terminates, Landlord shall accept this Sublease as a direct lease between Landlord and Subtenant.

         2. Subtenant Improvements. Landlord hereby approves and consents to the proposed Subtenant Improvements, including, but not limited to, demolition and rebuilding of the interior, and replacement of the roof and HVAC. Landlord agrees upon expiration or earlier termination of the Lease to accept surrender of the Premises in its then "as is" condition, together with any and all installations and improvements which may be left at the Premises at Tenant's option.

         3. Roof Warranty. Tenant shall immediately assign all its rights under the existing roof warranty to Landlord, and Landlord agrees that Tenant is thereby fully released from any and all obligations under the Lease to maintain and repair the roof throughout the term of the Lease. From the date hereof until expiration or earlier termination of the Lease, Landlord assumes all repair, replacement and maintenance obligations with respect to the roof.

         4. Satisfaction of Repair and Maintenance Obligations. Landlord acknowledges and agrees that by providing a build-out allowance in the amount of $1,275,000 to be paid by PacSci Motion Control, Inc. to Subtenant and by assigning the existing roof warranty to Landlord, as of the date hereof Subtenant has satisfied all repair and maintenance obligations in the Master Lease, including, but not limited to, those items outlined in the letter dated October 15, 1998 from Terrence W. Conroy to David Burnworth.

         5. Option to Terminate. Tenant hereby gives notice, pursuant to Section
2.3 of the Lease, of its election to terminate the Lease effective February 28, 2005, and Landlord accepts and acknowledges such early termination date.

         6. Status of Lease. Landlord certifies to Tenant and Subtenant that (i) the Lease is in full force and effect and has not been modified or amended and
(ii) there are no defaults on the part of either party thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.


                                     LANDLORD:

                                     North Queen Street Limited Partnership, a
                                     Massachusetts limited partnership


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     TENANT:

                                     PacSci Motion Control, Inc.


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                              ADDENDUM TO SUBLEASE
                                 BY AND BETWEEN
                           PACSCI MOTION CONTROL, INC.
                                       AND
                               NETWORK PLUS, INC.
                             DATED OCTOBER 22, 1999
                (41 PACELLA PARK DRIVE, RANDOLPH, MASSACHUSETTS)


         1. Paragraph 16 is deleted in its entirety and replaced with the following:

                           "All insurance required under Section 6.1 of the Master Lease, except for worker's compensation insurance as described in Subsection (b) therein, shall be paid by Sublandlord. Notwithstanding anything to the contrary in the Sublease or Master Lease, Subtenant is responsible for insuring any personal property or trade fixtures."

         2. All other provisions of the Sublease remain unchanged and in full force and effect.


                             Sublandlord's                    Subtenant's
                             Initials                         Initials